Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 2013, in the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of WCI Communities, Inc. confidentially submitted to the Securities and Exchange Commission on April 18, 2013.

/s/ Ernst & Young LLP

Miami, Florida
April 18, 2013